Exhibit 10.1
ELEVENTH AMENDMENT TO AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
THIS ELEVENTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”), dated as of July 24, 2019 (the “Effective Date”), is made and entered into among NVR MORTGAGE FINANCE, INC., a Virginia corporation (the “Seller”), U.S. BANK NATIONAL ASSOCIATION, as agent (in such capacity, the “Agent”) and a Buyer, and the other Buyers (the “Buyers”).
RECITALS
A.    The Seller and the Buyers are parties to an Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 as amended by a First Amendment to Amended and Restated Master Repurchase Agreement dated as of August 1, 2012, a Second Amendment to Amended and Restated Master Repurchase Agreement dated as of November 13, 2012, a Third Amendment to Amended and Restated Master Repurchase Agreement dated as of November 29, 2012, a Fourth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 31, 2013, a Fifth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 30, 2014, a Sixth Amendment to Amended and Restated Master Repurchase Agreement dated as of July 29, 2015, a Seventh Amendment to Amended and Restated Master Purchase Agreement dated as of January 18, 2016, an Eighth Amendment to Amended and Restated Master Purchase Agreement dated as of July 27, 2016, a Ninth Amendment to Amended and Restated Master Purchase Agreement dated as of July 26, 2017, and a Tenth Amendment to Amended and Restated Master Repurchase Agreement dated July 25, 2018 (as further amended, restated or otherwise modified from time to time, the “Repurchase Agreement”); and
B.    The Seller and the Buyers now desire to amend certain provisions of the Repurchase Agreement as set forth herein.
AGREEMENT
In consideration of the premises herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, all parties hereto agree as follows:
Section 1.    Definitions. Capitalized terms used and not otherwise defined in this Amendment have the meanings specified in the Repurchase Agreement.
Section 2.    Amendments. The Repurchase Agreement is hereby amended as follows:
2.1    Definitions. Section 1.2 of the Repurchase Agreement is hereby amended by adding or amending and restating, as applicable, the following defined terms to read in their entireties as follows:

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“LIBOR Margin” means 1.85%.
“Termination Date” means the earlier of (i) July 22, 2020, and (ii) the date when the Buyers’ Commitments are terminated pursuant to this Agreement, by order of any Governmental Authority or by operation of law.
2.2    Full Disclosure. Section 15.2(s) of the Repurchase Agreement is amended and restated in its entirety as follows:
(s)    Full Disclosure. Each material fact or condition relating to the Repurchase Documents and the Central Elements has been disclosed in writing to the Agent. All information previously furnished by the Seller and its Subsidiaries to the Agent in connection with the Repurchase Documents was and all information furnished in the future by the Seller and its Subsidiaries to the Agent or Buyers will be true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified. To the best knowledge of the Seller, neither the financial statements referred to in Section 15.2(f) , nor any Request/Confirmation, market analysis report, officer’s certificate or any other report or statement delivered by the Seller and its Subsidiaries to the Agent in connection with this Agreement, contains any untrue statement of material fact. The information included in the most recently delivered Beneficial Ownership Certification is true and correct in all respects.
2.3    Beneficial Ownership Reporting. Section 16.5 of the Repurchase Agreement is amended by adding a new clause (i) thereto, to read as follows:
(i)    (i) Upon request of the Administrative Agent, a Beneficial Ownership Certification, and (ii) any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.
2.4    Tangible Net Worth Ratio. Section 17.13 of the Repurchase Agreement is hereby amended and restated to read in its entirety as follows:
17.13.    Tangible Net Worth Ratio. At all times, the ratio of (i) Total Liabilities to (ii) Adjusted Tangible Net Worth shall not be more than 14.0 to 1.0
2.5    Certain ERISA Matters. Section 22 of the Repurchase Agreement is amended by adding a new Section 22.20 thereto, to read as follows:
22.20     Certain ERISA Matters.

(a)     Each Buyer (x) represents and warrants, as of the date such Person became a Buyer party hereto, to, and (y) covenants, from the date such Person became a Buyer party hereto to the date such Person ceases being a Buyer party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Seller or any Subsidiary, that at least one of the following is and will be true:
(i)     such Buyer is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement,
(iii)    (A) such Buyer is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Buyer to enter into, participate in, administer and perform the Transactions, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Buyer, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Buyer.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Buyer or (2) a Buyer has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Buyer further (x) represents and warrants, as of the date such Person became a Buyer party hereto, to, and (y) covenants, from the date such Person became a Buyer party hereto to the date such Person ceases being a Buyer party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Seller or any Subsidiary, that the Administrative Agent is not a fiduciary with respect to the assets of such Buyer involved in such Buyer’s entrance into, participation in, administration of and performance of the Transactions, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Repurchase Document or any documents related hereto or thereto).
2.6    Exhibits and Schedules. Exhibit C and Schedule AI to the Repurchase Agreement is amended and restated in its entirety to read as set forth on Exhibit C and Schedule AI, respectively, to this Amendment.
Section 3.    Representations, Warranties, Authority, No Adverse Claim.
3.1    Reassertion of Representations and Warranties, No Default. The Seller hereby represents and warrants that on and as of the date hereof and after giving effect to this Amendment (a) all of the representations and warranties in the Repurchase Agreement are true, correct, and complete in all respects as of the date hereof as though made on and as of such date, except for changes permitted by the terms of the Repurchase Agreement, and (b) there will exist no Default or Event of Default under the Repurchase Agreement, as amended by this Amendment, on such date that the Buyers have not waived.
3.2    Authority, No Conflict, No Consent Required. The Seller represents and warrants that it has the power, legal right, and authority to enter into this Amendment and has duly authorized by proper corporate action the execution and delivery of this Amendment and none of the agreements herein contravenes or constitutes a default under any agreement, instrument, or indenture to which the Seller is a party or a signatory, any provision of the Seller’s articles of incorporation or bylaws, or any other agreement or requirement of law or results in the imposition of any Lien on any of its property under any agreement binding on or applicable to the Seller or any of its property except, if any, in favor of the Buyers. The Seller represents and warrants that no consent, approval, or authorization of or registration or declaration with any Person, including but not limited to any governmental authority, is required in connection with the execution and delivery by the Seller of this Amendment or the performance of obligations of the Seller herein described, except for those that the Seller has obtained or provided and as to which the Seller has delivered certified copies of documents evidencing each such action to the Buyers.
3.3    No Adverse Claim. The Seller hereby warrants, acknowledges, and agrees that no events have taken place and no circumstances exist at the date hereof that would give the Seller a basis to assert a defense, offset, or counterclaim to any claim of the Agent or the Buyers with respect to the Seller’s obligations under the Repurchase Agreement as amended by this Amendment.
Section 4.    Conditions Precedent. The effectiveness of the amendments hereunder shall be subject to satisfaction of the following conditions precedent:

4.1    The Agent shall have received the following documents in a quantity sufficient that the Seller and each Buyer may each have a fully executed original of each such document:
(a)    this Amendment duly executed by the Seller, the Agent, and the Buyers;
(b)    a certificate of the Secretary or an Assistant Secretary of the Seller certifying (i) that there has been no change to Seller’s articles of incorporation or bylaws since copies of the same were delivered to the Agent on August 5, 2008; (ii) as to a copy attached thereto of resolutions authorizing the execution, delivery, and performance of this Amendment, and the other documents and agreements executed and delivered in connection herewith; and (iii) as to the names, incumbency, and specimen signatures of the persons authorized to execute this Amendment on behalf of the Seller; and
(c)    such other documents as the Agent reasonably requests.
4.2    The Seller shall have paid any outstanding Agent’s Fees and any other fees then due under Article 9 of the Repurchase Agreement.
Section 5.    Miscellaneous.
5.1    Ratifications. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Repurchase Agreement and the other Repurchase Documents. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Repurchase Agreement and each other Repurchase Document are ratified and confirmed and shall continue in full force and effect.
5.2    Survival. The representations and warranties made by the Seller in this Amendment shall survive the execution and delivery of this Amendment.
5.3    Reference to Repurchase Agreement. Each of the Repurchase Documents, including the Repurchase Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Repurchase Agreement as amended hereby, is hereby amended so that any reference in such Repurchase Document to the Repurchase Agreement shall refer to the Repurchase Agreement as amended and modified hereby.
5.4    Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York as applicable to the Repurchase Agreement.
5.5    Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Buyers, the Seller, and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights or obligations hereunder without the prior written consent of each of the Buyers.
5.6    Counterparts. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
5.7    Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
5.8    ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER REPURCHASE DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first written above.

NVR MORTGAGE FINANCE, INC., as Seller
By:	/s/ Eugene J. Bredow
Name:	Eugene J. Bredow
Title:	President

[Signature Page to Eleventh Amendment to
Amended and Restated Master Repurchase Agreement]

U.S. BANK NATIONAL ASSOCIATION, as Agent and as a Buyer
By:	/s/ Edwin D. Jenkins
Name:	Edwin D. Jenkins
Title:	Senior Vice President

[Signature Page to Eleventh Amendment to
Amended and Restated Master Repurchase Agreement]

SCHEDULE AI to
ELEVENTH Amendment to
Amended and Restated
Master Repurchase Agreement

SCHEDULE AI
TO MASTER REPURCHASE AGREEMENT

Approved Investors List
Investor	S&P CP Rating	Moody's CP Rating	Related Parent Company	Product Approval
Bayview Acquisitions, LLC	N/A	N/A		Conforming
Caliber Funding	N/A	N/A		Conforming
Dollar Bank	N/A	N/A		Non-Conforming/ Conforming
Federal Home Loan Mortgage Corp	N/A	N/A		Conforming
Federal National Mortgage Assoc.	N/A	N/A		Conforming
First National Bank of Pennsylvania	N/A	P-2	FNB Corporation	Non-Conforming/ Conforming
Ginnie Mae Securities	A-1	N/A		Conforming
Huntington National Bank of Columbus OH	N/A	N/A	Huntington National Bancshares, Inc.	Non-Conforming/ Conforming
Lakeview Loan Servicing				Non-Conforming/ Conforming
Merchants Mortgage			Merchants Bank of Indiana	Non-Conforming/ Conforming
NASA Federal Credit Union				Non-Conforming/ Conforming
Northpoint				Non-Conforming/ Conforming
PennyMac Corporation	N/A	N/A	PennyMac Mortgage Inv Trust	Non-Conforming/ Conforming
Pentagon Federal Credit Union, Alexandria VA	N/A	N/A		Non-Conforming/ Conforming
Roundpoint Mortgage Servicing Corp	N/A	N/A		Conforming
Sandy Spring Bank of Olney MD	N/A	N/A		Non-Conforming/ Conforming
U.S. Bank Home Mortgage	A-1	P-1		Non-Conforming/ Conforming
U.S. Department of Agriculture				Conforming
Wells Fargo Bank, N.A.	A-1	P-1		Non-Conforming/ Conforming

Approved Investors List
Housing Agencies
Delaware State Housing Agency	N/A	N/A		Conforming
District of Columbia Housing Finance Agency	N/A	N/A		Conforming
Florida State Housing	N/A	N/A		Conforming
HFA of Hillsborough County	N/A	N/A		Conforming
Housing Opportunities Commission	N/A	N/A		Conforming
Illinois Housing Development Authority	N/A	N/A		Conforming
Indiana Housing & Community Development Authority	N/A	N/A		Conforming
Maryland Community Development	N/A	N/A		Conforming

National Homebuyers Fund	N/A	N/A	Master Servicer - USBHM	Conforming
New Jersey Housing & Mortgage Finance	N/A	N/A		Conforming
North Carolina Housing Finance	N/A	N/A		Conforming
Ohio Housing Finance Agency	N/A	N/A		Conforming
Pennsylvania Housing Finance Agency	N/A	N/A		Conforming
Port of Cincinnati Greater Development Authority	N/A	N/A	Master Servicer - USBHM	Conforming
South Carolina State Housing Finance	N/A	N/A		Conforming
State of New York Mortgage Agency	N/A	N/A		Conforming
Tennessee Housing Development Agency	N/A	N/A		Conforming
Virginia Housing Development Authority	N/A	N/A		Conforming
West Virginia Housing Finance	N/A	N/A		Conforming

EXHIBIT C TO
ELEVENTH AMENDMENT TO
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT

EXHIBIT C
TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

FORM OF OFFICER’S CERTIFICATE WITH COMPUTATIONS
TO SHOW COMPLIANCE OR NON-COMPLIANCE WITH
CERTAIN FINANCIAL COVENANTS

OFFICER’S CERTIFICATE

AGENT:    U.S. Bank National Association
SELLER:    NVR MORTGAGE FINANCE, INC.
SUBJECT PERIOD:      ended     , 20___
DATE:     , 20___

This certificate is delivered to the Agent and the Buyers under the Amended and Restated Master Repurchase Agreement dated as of August 2, 2011 (as supplemented, amended or restated from time to time, the “Current Repurchase Agreement”), among the Seller, the Agent, and the Buyers from time to time party thereto. Unless they are otherwise defined in this request, terms defined in the Current Repurchase Agreement have the same meanings here as there.
The undersigned certifies to the Agent that on the date of this certificate that:
1.    The undersigned is an incumbent officer of the Seller, holding the title stated below the undersigned’s signature below.
2.    The Seller’s Financial Statements that are attached to this certificate were prepared in accordance with GAAP (except that interim Financial Statements exclude notes to Financial Statements and statements of changes to stockholders’ equity and are subject to year-end adjustments) and (subject to the aforesaid proviso as to interim Financial Statements) present fairly the Seller’s financial condition and results of operations as of _________________ for that month (the “Subject Period”) and for the year to that date.
3.    The undersigned supervised a review of the Seller’s activities during the Subject Period in respect of the following matters and has determined the following:
(a)    except to the extent that a representation or warranty speaks to a specific date, the representations and warranties of the Seller in the Current Repurchase Agreement and the other Repurchase Documents are true and correct in all material respects, other than the changes, if any, described on the attached Annex A;

(b)    no event has occurred that could reasonably be expected to have a materially adverse effect on any of the Central Elements of the Seller;
(c)    the Seller has complied with all of its obligations under the Repurchase Documents, other than the deviations, if any, described on the attached Annex A;
(d)    no Event of Default has occurred that has not been declared by the Agent in writing to have been cured or waived, and no Default has occurred that has not been cured before becoming an Event of Default, other than those Events of Default and/or Defaults, if any, described on the attached Annex A; and
(e)    compliance by the Seller with the financial covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio are accurately calculated on the attached Annex A.

NVR MORTGAGE FINANCE, INC., as Seller
By:
Name:
Title:

ANNEX A TO OFFICER’S CERTIFICATE
1.    Describe changes to representations and warranties, if any - clause 3(a) of attached Officer’s Certificate; if none, so state:

2.    Describe deviations from compliance with obligations, if any - clause 3(c) of attached Officer’s Certificate; if none, so state:

3.    Describe Defaults or Events of Default, if any - clause 3(d) of attached Officer’s Certificate; if none, so state:

4.    Calculate compliance with covenants in Sections 17.12, 17.13, 17.14, and 17.15 of the Current Repurchase Agreement and the HUD Compare Ratio - clause 3(e) of attached Officer’s Certificate:
(a)    Section 17.12. The Seller’s Adjusted Tangible Net Worth as of __________ is $____________________ (the minimum under Section 17.12 is $14,000,000).
Adjusted Tangible Net Worth

Consolidated Assets:	$ _________________
Minus Debt (excluding Qualified Subordinated Debt):	$ __________________
Minus Contingent Indebtedness:	$ __________________
Minus Intangible Assets:	$ __________________
Minus Affiliate Receivables:	$ __________________
ADJUSTED TANGIBLE NET WORTH:	$ __________________

(b)    Section 17.13. The ratio of Seller’s Total Liabilities to Adjusted Tangible Net Worth on a consolidated basis with its Subsidiaries, measured monthly, is ___ to 1.0 (the maximum ratio under Section 17.13 is 14.0:1.0).

Leverage Ratio

Total Liabilities (excluding Qualified Subordinated Debt):	$ ____________
Adjusted Tangible Net Worth:	$ ____________
LEVERAGE RATIO:	_____ To 1.0

(c)    Section 17.14. The Seller’s Pre-FAS 133 Net Income measured at the end of _________ for the twelve consecutive months then ended is $______(the minimum under Section 17.14 is $2,000,000).
Pre-FAS 133 Net Income

Consolidated Net Income (in accordance with GAAP):	$ _______________
Plus/Minus FAS-133 Adjustment (calculated as of the end of the most recent fiscal quarter)	$ _______________
Plus/Minus Tax Adjustment	$ _______________
PRE-FAS 133 NET INCOME:	$ _______________

(d)    Section 17.15. The Seller’s liquidity (unrestricted cash, Cash Equivalents and unused portion of the Maximum Aggregate Commitment), for the month ended __________________, 20__, was $_____________ (the minimum under Section 17.15 is $10,000,000).
Liquidity

Unencumbered cash and cash equivalents:	$ _______________
Plus Unused availability (lesser of (i) aggregate Purchase Value - aggregate Purchase Price, or (ii) Maximum Aggregate Commitment - aggregate Purchase Price):	$ _______________
LIQUIDITY:	$ _______________

(e)    HUD Compare Ratio. The Seller’s HUD Compare Ratio, as of the last Business Day of the period covered by this certificate, was _____ to 1.00.

Ratio (expressed as a percentage of):
percentage of Seller’s Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination
_______%
to
percentage of all Mortgage Loan originations under the FHA single family mortgage insurance program that were seriously delinquent or were claim terminated in the first two years after origination	_______%
Ratio (two year):	________

5.    Describe and give details regarding (i) notices received by Seller requesting or demanding that Seller repurchase (or pay indemnity or other compensation in respect of) Mortgage Loans previously sold or otherwise disposed of by the Seller to any Investor or other Person pursuant to any express or implied repurchase or indemnity obligation as per Section 16.5, and (ii) actual repurchase and indemnity payments made by Seller to any Person. (attach schedule or explanation).

6.    Provide the information specified below concerning other repurchase, reverse repurchase and asset warehousing facilities:

	Facility #1	Facility #2	Facility #3
LENDER / PROVIDER
COLLATERAL AGENT
COMMITTED AMOUNT
UNCOMMITTED AMOUNT
AMOUNT OUTSTANDING
MATURITY DATE
Pricing
Libor Floor
Collateral Fees
Facility Fee
Non-Use Fee
ELIGIBLE COLLATERAL
Eligible Collateral #1: Agency/conforming (incl. 40-year loans)
Eligible Collateral #2: Jumbo
Eligible Collateral #3:
Eligible Collateral #4:
Eligible Collateral #5:
Eligible Collateral #6:

COVENANTS
Covenant #1 Net Worth
Covenant #2 Leverage
Covenant #3 Liquidity
Covenant #4 Net income
MARK-TO-MARKET PROVISION
ADDITIONAL INDEBTEDNESS ALLOWED
ADDITIONAL LIENS ALLOWED
DIVIDENDS / DISTRIBUTIONS ALLOWED
CROSS-DEFAULTED
PERSONAL GUARANTY (Y/N?)
E and O Coverage Amount
Fidelity Bond Coverage

Attachment to Exhibit C
Purchased Loans Curtailment Report
(List Purchased Loans on which unscheduled principal payment, prepayment or reduction of more than one regularly scheduled principal and interest installment payment was received since last monthly report and resulting new Principal Balance.)